Exhibit 99.1

                            ACTION BY WRITTEN CONSENT
                               OF SHAREHOLDERS OF
                                  ENTERNET, INC
                             (a Nevada corporation)

     The undersigned shareholder, pursuant to Nevada Revised Statutes Section 78.320.2, as the beneficial owner of the number of shares set forth below of the Eleven Million Two hundred Thousand shares (11,200,000) of the issued and outstanding common shares of ENTERNET INC, a Nevada corporation, does hereby consent to and adopt the following:

     1. Approval to amend the First Article of the Articles of Incorporation to change the name of the corporation to Secured Data, Inc.,

     2. Approval to amend the Fourth Article to increase the authorized common shares by Fifty Five Million (55,000,000) to One Hundred Million (100,000,000).

     A facsimile transmission of my signature shall be sufficient to serve as my consent, adoption and approval of the above-described matters.


DATED:
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                                                    Signature of Shareholder

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                                                    Printed Name of Shareholder

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                                                    Number of Shares